UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2024

Esperion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150 Ann Arbor, MI 48108
(Address of principal executive offices and zip code)

(734) 887-3903

(Registrant’s telephone number, including area code)

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESPR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2024, in connection with the consummation of the previously announced private exchange and subscription transactions, Esperion Therapeutics, Inc. (the “Company”) issued $100 million aggregate principal amount of its 5.75% Convertible Senior Subordinated Notes due 2030 (the “New Notes”) under an Indenture, dated December 17, 2024 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee.

The Company issued approximately $57.5 million aggregate principal amount of New Notes along with approximately $153.4 million in cash, in exchange for approximately $210.1 million aggregate principal amount of its 4.00% Convertible Senior Subordinated Notes due 2025 (the “2025 Notes”), pursuant to privately negotiated agreements entered into with certain holders of its 2025 Notes (the “Exchange Transactions”). The Company also issued and sold approximately $42.5 million aggregate principal amount of New Notes for cash, pursuant to privately negotiated agreements (the “Subscription Transactions” and, together with the Exchange Transactions, the “Transactions”).

The New Notes were offered, issued and sold in the Transactions to investors who represented that they are institutional “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and “qualified institutional buyers” as defined in Rule 144A promulgated under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The offer and sale of the New Notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, the New Notes may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

In exchange for issuing New Notes pursuant to the Exchange Transactions, the Company received and cancelled the exchanged 2025 Notes. The Company received gross cash proceeds from the Subscription Transactions of approximately $42.5 million, excluding fees and expenses payable by the Company in connection with the Transactions. The Company intends to use the net proceeds from the Subscription Transactions for general corporate purposes.

The New Notes mature on June 15, 2030, unless earlier converted, redeemed or repurchased. The New Notes are the Company’s senior unsecured obligations and will pay interest on the New Notes at an annual rate of 5.75% payable in cash semiannually in arrears on June 15 and December 15 of each year, beginning June 15, 2025. Before March 15, 2030, holders of the New Notes will have the right to convert their notes only upon the occurrence of certain events. From and after March 15, 2030, holders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will have the right to elect to settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock. The initial conversion rate is 326.7974 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $3.06 per share of common stock. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events. The indenture governing the New Notes includes certain restrictive covenants that limits The Company’s ability to incur additional indebtedness, subject to certain exceptions.

The New Notes will be redeemable, in whole or in part, for cash at the Company’s option at any time, and from time to time, on or after December 20, 2027 and prior to the forty-first (41st) scheduled trading day immediately before the maturity date, but only if the last reported sale price per share exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

In addition, if the Company undergoes a “fundamental change” (as defined in the Indenture), subject to certain conditions, holders may require the Company to repurchase for cash all or part of their New Notes in principal amounts of $1,000 or an integral multiple thereof. The repurchase price will be equal to the principal amount of the New Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

The Indenture provides for customary events of default, including payment defaults, breaches of covenants, failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the New Notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable, subject to certain conditions set forth in the Indenture. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.

The foregoing description of the Indenture and the New Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture and the Form of the New Notes (a form of which is attached as an exhibit to the Indenture), filed as Exhibit 4.1 and Exhibit 4.2, respectively hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Indenture dated as of December 17, 2024, between Esperion Therapeutics, Inc. and U.S. Bank Trust Company, National Association, as Trustee.

4.2	Form of 5.75% Convertible Senior Subordinated Notes due 2030 (included as part of Exhibit 4.1).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2024	Esperion Therapeutics, Inc.

	By:	/s/ Sheldon L. Koenig
Sheldon L. Koenig
President and Chief Executive Officer